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                                                                                                                         Exhibit 12

STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - REAL ESTATE TRUST ONLY

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                                                               For the Twelve Months Ended September 30
                                        --------------------------------------------------------------------------------------------
(Dollars in thousands)                        1998               1997              1996               1995              1994
--------------------------------------- ------------------ ------------------ ----------------- ------------------ -----------------
FIXED CHARGES:
Interest and debt expense                       $  42,817          $  40,819         $  40,514          $  41,040         $  40,576
Ground rent                                            69                101               101                109               115
                                        ------------------ ------------------ ----------------- ------------------ -----------------
      Total fixed charges for ratio             $  42,886          $  40,920         $  40,615          $  41,149         $  40,691
                                        ================== ================== ================= ================== =================


EARNINGS:
Operating loss                                  $ (18,457)         $ (18,987)        $ (24,176)         $ (27,341)        $ (34,305)
Total fixed charges for ratio                      42,886             40,920            40,615             41,149            40,691
                                        ------------------ ------------------ ----------------- ------------------ -----------------
      Total earnings for ratio                  $  24,429          $  21,933         $  16,439          $  13,808         $   6,386
                                        ================== ================== ================= ================== =================


RATIO OF EARNINGS TO FIXED CHARGES            Less than 1        Less than 1       Less than 1        Less than 1       Less than 1
                                        ================== ================== ================= ================== =================

Deficiency of available earnings to
      fixed charges                            $ (18,457)         $ (18,987)        $ (24,176)         $ (27,341)        $ (34,305)
                                        ================== ================== ================= ================== =================
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